                                  EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the 1984 Stock Option Plan and the 1994 Stock Option Plan of Bancinsurance Corporation of our report dated March 13, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in Bancinsurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 13, 2000 relating to the financial statement schedules, which appears in this Form 10-K.




/s/PricewaterhouseCoopers LLP



Columbus, Ohio
March 15, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Bancinsurance Corporation:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, comprehensive income, of cash flows and of changes in shareholders' equity (appearing in the Bancinsurance Corporation 2001 Annual Report to Shareholders which has been incorporated by reference in this Form 10-K) present fairly, in all material respects, the financial position of Bancinsurance Corporation and its subsidiaries at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Bancinsurance Corporation for any period subsequent to December 31, 1999.




/s/PricewaterhouseCoopers LLP


March 13, 2000

                        Report of Independent Accountants
                        On Financial Statement Schedules




To the Board of Directors and Shareholders of Bancinsurance Corporation:




Our audit of the consolidated financial statements referred to in our report dated March 13, 2000 appearing in Exhibit 23(a) in this Annual Report on Form 10-K also included an audit of the financial statement schedules as of December 31, 1999 and for the year ended December 31, 1999 listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. We have not audited the financial statement schedules of Bancinsurance Corporation for any period subsequent to December 31, 1999.



/s/PricewaterhouseCoopers LLP


March 13, 2000